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EXHIBIT 10.34

AMENDMENT NO. 1 TO COLLABORATION AGREEMENT
BETWEEN TULARIK INC. AND KNOLL AG

    THIS AMENDMENT NO. 1 (this "Amendment") to the Collaboration Agreement dated as of November 1, 1998 (the "Agreement") by and between Knoll AG, a German corporation, having offices at Knollstrasse, 67061 Ludwigshafen, Germany ("Knoll"), and Tularik Inc., a Delaware corporation having offices at Two Corporate Drive, South San Francisco, California 94080 ("Tularik"), is entered into as of August 15, 2000. Knoll and Tularik may be referred to herein as a "Party" or, collectively, as "Parties".

    WHEREAS, the Parties previously entered into the Agreement, which provided for a collaboration between Knoll and Tularik to identify proprietary compounds for development into Program Products;

    WHEREAS, the Parties desire to modify the Agreement to amend the notice period necessary to terminate the Agreement;

    WHEREAS, in order to accomplish the foregoing, the Parties have agreed to amend the Agreement in part;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Tularik and Knoll hereby agree as follows:

    1.  Section 15.1 of the Agreement is hereby amended by deleting the first sentence and replacing it with the following:

The Collaboration Program shall be performed during the five year period following the Effective Date (the "Collaboration Program Term"); provided, however, that Knoll may terminate the Collaboration Program on: (i) October 31, 2001, provided that Tularik receives written notice of such termination from Knoll prior to January 1, 2001; or (ii) October 31, 2002, provided that Tularik receives written notice of such termination from Knoll prior to November 1, 2001.

    2.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

    3.  Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

    4.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized officer or representative to execute, this Amendment as of August 15, 2000.

TULARIK INC.
By:	/s/ DAVID V. GOEDDEL
Name: David V. Goeddel, Ph.D. Title: Chief Executive Officer
KNOLL AG
By:	/s/ DR. GOTTFRIED FRELER
Name: Dr. Gottfried Freler Title: General Counsel Legal and Taxes

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  EXHIBIT 10.34
AMENDMENT NO. 1 TO COLLABORATION AGREEMENT BETWEEN TULARIK INC. AND KNOLL AG